As filed with the Securities and Exchange Commission on February 20, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-1590775
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TPI Composites, Inc.

9200 E. Pima Center Parkway, Suite 250

Scottsdale, AZ 85258

(480) 305-8910

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

TPI Composites, Inc. Amended and Restated 2015 Stock Option and Incentive Plan

(Full title of the plans)

William E. Siwek

Chief Executive Officer

TPI Composites, Inc.

9200 E. Pima Center Parkway, Suite 250

Scottsdale, AZ 85258

(480) 305-8910

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bradley C. Weber

Kim S. de Glossop

Goodwin Procter LLP

601 Marshall Street

Redwood City, California 94063

(650) 752-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by TPI Composites, Inc. (the “Registrant”) to register additional shares of Common Stock reserved for issuance under the Registrant’s Amended and Restated 2015 Stock Option and Incentive Plan (the “Plan”) and is submitted in accordance with General Instruction E of Form S-8. The number of shares of Common Stock reserved and available for issuance under the Plan is subject to an automatic annual increase on each January 1 by an amount equal to four percent (4%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the Administrator (as defined in the Plan). Accordingly, on January 1, 2025, the number of shares of Common Stock reserved and available for issuance under the Plan increased by 1,904,365. This Registration Statement registers these additional 1,904,365 shares of Common Stock.

The Registrant previously registered shares of its Common Stock for issuance under the Plan under the following registration statements: (i)  Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on July  22, 2016 (Registration No.  333-212648); (ii) Registration Statement on Form S-8 filed with the SEC on March 24, 2017 (Registration No.  333-216936); (iii) Registration Statement on Form S-8 filed with the SEC on March 12, 2018 (Registration No.  333-223587); (iv) Registration Statement on Form S-8 filed with the SEC on March 12, 2019 (Registration No. 333-230203); and (v)  Registration Statement on Form S-8 filed with the SEC on March 6, 2020 (Registration No. 333-236941). Pursuant to Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the registration statements referenced in (i) through (v) above with respect to the shares of Common Stock registered under the Plan, except to the extent supplemented or amended or superseded by the information set forth or incorporated herein.

Part I

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index on the next page for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen Common Stock Certificate of the Registrant (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-212093), filed on July 11, 2016)

4.2	Amended and Restated Certificate of Incorporation, as currently in effect (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-212093), filed on July 11, 2016)

4.3	Third Amended and Restated By-laws, as currently in effect (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37839), filed on May 19, 2022)

4.4	Third Amended and Restated Investor Rights Agreement by and among the Registrant and the investors named therein, dated June 17, 2010, as amended (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-212093), filed on June 17, 2016)

4.5	Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Act of 1934 (incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 001-37839) filed on March 2, 2020)

4.6	Form of 5.25% Convertible Senior Notes due 2028 (included in Exhibit 4.1) (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37839) filed on March 3, 2023)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of attorney (included on signature page)

99.1	Amended and Restated TPI Composites, Inc. 2015 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-212093, filed on June 17, 2016)

99.2	Form of Employee Restricted Stock Unit Award (Time-Based Vesting) under the Amended and Restated 2015 Stock Option And Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37839) filed on May 3, 2018)

99.3	Form of Executive Restrictive Stock Unit Award (Time-Based Vesting) under the Amended and Restated 2015 Stock Option And Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37839) filed on May 3, 2018)

99.4	Form of Employee Restricted Stock Unit Award (Adjusted EBITDA Performance-Based Vesting) under the Amended and Restated 2015 Stock Option And Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37839) filed on May 3, 2018)

99.5	Form of Executive Restricted Stock Unit Award (Adjusted EBITDA Performance-Based Vesting) under the Amended and Restated 2015 Stock Option And Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37839) filed on May 3, 2018)

99.6	Form of Employee Restricted Stock Unit Award (Stock Price Performance-Based Vesting) under the Amended and Restated 2015 Stock Option And Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37839) filed on May 3, 2018)

99.7	Form of Executive Restricted Stock Unit Award (Stock Price Performance-Based Vesting) under the Amended and Restated 2015 Stock Option And Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37839) filed on May 3, 2018)

107	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Scottsdale, Arizona, on the 20th day of February, 2025.

TPI COMPOSITES, INC.

By:	/s/ William E. Siwek
William E. Siwek
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of William E. Siwek and Ryan Miller as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date
/s/ William E. Siwek	Chief Executive Officer and Director	February 20, 2025
William E. Siwek	(Principal Executive Officer)

/s/ Ryan Miller	Chief Financial Officer	February 20, 2025
Ryan Miller	(Principal Financial and Accounting Officer)

/s/ Steven Lockard	Director and Chairman of the Board	February 20, 2025
Steven Lockard

/s/ Jayshree S. Desai	Director	February 20, 2025
Jayshree S. Desai

/s/ Edward Hall	Director	February 20, 2025
Edward Hall

/s/ Paul G. Giovacchini	Lead Independent Director	February 20, 2025
Paul G. Giovacchini

/s/ Bavan Holloway	Director	February 20, 2025
Bavan Holloway

/s/ James A. Hughes	Director	February 20, 2025
James A. Hughes

/s/ Tyrone M. Jordan	Director	February 20, 2025
Tyrone M. Jordan

/s/ Jennifer Lowry	Director	February 20, 2025
Jennifer Lowry